EXHIBIT (P) (VII) UNDER FORM N-1A
                                         EXHIBIT 99 (II) UNDER ITEM 601/REG. S-K



                                 CODE OF ETHICS

                            LAFFER INVESTMENTS, INC.

               EFFECTIVE FEBRUARY 1, 2005, AS AMENDED MAY 4, 2006


This Code of Ethics ("Code") is adopted in compliance with the requirements of U.S. securities laws applicable to registered investment advisers and registered investment companies. Registered investment advisers are required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended ("Advisers Act"), to adopt a code of ethics which, among other things, sets forth the standards of business conduct required of their supervised persons and requires those supervised persons to comply with the Federal Securities Laws. Similarly, each registered investment company and its adviser and principal underwriter must adopt a code of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended ("Company Act"). Laffer serves as investment sub-adviser to the Huntington Macro 100 Fund and the Huntington VA Macro 100 Fund (collectively, the "Funds"). In conformity with these rules, this Code is adopted by Laffer ("Laffer" or the "Adviser").

1.    STANDARDS OF BUSINESS CONDUCT

We seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our clients, including registered investment companies and their shareholders, individual accounts and unregistered pooled investment vehicles and their interest holders (collectively, "Clients"), is something we value and endeavor to protect. To further that goal, we have adopted this Code and implemented policies and procedures to prevent fraudulent, deceptive and manipulative practices and to ensure compliance with the Federal Securities Laws and the fiduciary duties owed to our Clients.

We are fiduciaries and as such, we have affirmative duties of care, honesty, loyalty and good faith to act in the best interests of our Clients. Our Clients' interests are paramount and come before our personal interests. Our Access Persons and Supervised Persons, as those terms are defined in this Code, are also expected to behave as fiduciaries with respect to our Clients. This means that each must render disinterested advice, protect Client assets (including nonpublic information about a Client or a Client's account) and act always in the best interest of our Clients. We must also strive to identify and avoid conflicts of interest, however such conflicts may arise.

Access Persons and Supervised Persons of Laffer must not:

   {circle}employ any device, scheme or artifice to defraud a Client;

   {circle}make to a Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

   {circle}engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client;

   {circle}engage in any manipulative practice with respect to a Client;

   {circle}use their positions, or any investment opportunities presented by virtue of their positions, to personal advantage or to the detriment of a Client; or

   {circle}conduct personal trading activities in contravention of this Code or applicable legal principles or in such a manner as may be inconsistent with the duties owed to Clients as a fiduciary.

To assure compliance with these restrictions and the Federal Securities Laws, as defined in this Code, we have adopted, and agreed to be governed by, the provisions of this Code in addition to other applicable Laffer compliance policies and procedures.1 However, Access Persons and Supervised Persons are expected to comply not merely with the "letter of the law", but with the spirit of the laws, this Code and applicable compliance manuals.

Should you have any doubt as to whether this Code applies to you, you should contact the CCO.

1.    DEFINITIONS

As used in the Code, the following terms have the following meanings:

      A. ACCESS PERSONS include: (1) any director, officer or general partner of the the Adviser; (2) any employee of the Adviser (or of any company in a control relationship to the Adviser) who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Reportable Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (3) any supervised person of the Adviser who (a) has access to nonpublic information regarding any Clients' purchase or sale of securities, or portfolio holdings of any Reportable Fund; or (b) is involved in making securities recommendations to Clients or has access to such recommendations that are nonpublic; (4) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of securities by the Fund; and (5) any other person who the CCO determines to be an Access Person.2 For purposes of this Code, Laffer has determined that all employees are Access Persons.

      B. AUTOMATIC INVESTMENT PLAN means any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including, but not limited to, any dividend reinvestment plan (DRIP).

      C. BENEFICIAL OWNERSHIP generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"). However, any transactions or holdings reports required by Section 4.C of this Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security or securities to which the report relates.

      D. CHIEF COMPLIANCE OFFICER or CCO means the Adviser's Chief Compliance Officer, as designated on Form ADV, Part 1, Schedule A, or the CCO's designee, as applicable.

      E. FEDERAL SECURITIES LAWS means: (1) the Securities Act of 1933, as amended ("Securities Act"); (2) the Exchange Act; (3) the Sarbanes-Oxley Act of 2002; (4) the Company Act, (5) the Advisers Act; (6) title V of the Gramm-Leach-Bliley Act; (7) any rules adopted by the SEC under the foregoing statutes; (8) the Bank Secrecy Act, as it applies to funds and investment advisers; and (9) any rules adopted under relevant provisions of the Bank Secrecy Act by the SEC or the Department of the Treasury.

      F. INITIAL PUBLIC OFFERING or IPO means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Exchange Act Sections 13 or 15(d).

      G. LIMITED OFFERING means an offering that is exempt from registration under the Securities Act Sections 4(2) or 4(6) or pursuant to Securities Act Rules 504, 505 or 506. For greater clarity, Limited Offerings of securities issued by Laffer or any private collective investment vehicle or unregistered hedge fund advised by Laffer are included within the term Limited Offering.

      H. PURCHASE OR SALE OF A SECURITY includes, among other things, the writing of an option to purchase or sell a security.

      I. REPORTABLE FUND means: (1) any registered investment company advised by Adviser; or (2) any registered investment company whose investment adviser or principal underwriter controls, is controlled by or is under common control with any Laffer entity. Appendix A, as may be amended from time to time, contains a list of all Reportable Funds.

      J.    REPORTABLE SECURITY means  any  security  as defined in Advisers Act
            Section 202(a)(18) and Company Act Section 2(a)(36) except (1) direct obligations of the Government of the United States; (2) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (3) shares issued by money market funds; (4) shares issued by open-end funds other than Reportable Funds; and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds. 3

            For greater clarity, and to ease administration of the Code, shares of any exchange traded fund ("ETF") (regardless of its form of organization, investment adviser or sub-adviser or principal underwriter) shall be considered to be Reportable Securities for all purposes under this Code.

      K.    SUPERVISED  PERSON  of  the  Adviser  means  any  partner,  officer, director, or employee of the Adviser; and any other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser. Contractors and consultants may, in certain circumstances, be deemed to be Supervised Persons.

2.    SUBSTANTIVE RESTRICTIONS

      A. BLACKOUT PERIOD. The price paid or received by a Client account for any security should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. No Access Person may purchase or sell any Reportable Security within five (5) business days before or after any trades in the security are made for Client accounts if the Access Person's transaction could reasonably be expected to affect Client prices or otherwise disadvantage a Client. An Access Person may request clearance from the CCO to trade prior to the expiration of the blackout period. Such clearance shall be granted only if the CCO determines that all pending or contemplated Client transactions for a particular security have been completed or that the particular trading activity will otherwise not disadvantage any Client. The CCO will retain all documentation of any such requests and the reasons why such requests were granted or denied. If the Access Person receives a better price for a security than that which was received by the Client during the relevant period, the CCO may, upon determination that a potential conflict of interest exists, take such corrective action as the CCO may deem appropriate. In such cases, the CCO will prepare a memorandum summarizing the circumstances of the relevant transaction(s), a copy of which will be placed in the relevant records.

      B.    IPO  AND  LIMITED OFFERING RESTRICTIONS.   Access  Persons  may  not
            acquire any securities issued as part of an IPO or a Limited Offering, absent prior approval in substantially the form attached as Exhibit A of the CCO or the CCO's designee. Any such approval will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to such person because of his or her position with Laffer. Once pre-approval has been granted, the pre-approved transaction must be executed within twenty-four hours. An Access Person who has been authorized to acquire securities in such securities must disclose their interests if involved in considering an investment in such securities for a Client. Any decision to acquire the issuer's securities on behalf of a Client shall be subject to review by Access Persons with no personal interest in the issuer. Access Persons should note that there are no exceptions to pre-clearance of volitional purchases or sales of IPOs or Limited Offerings in which the Access Person has or acquires a beneficial interest.

      C. OTHER TRADING RESTRICTIONS. Access Persons may not: (1) engage in short sales (except short sales "against the box"); (2) engage in options or futures transactions except with respect to options or futures on securities which may not be held by any Client; (3) place any limit order other than a same-day limit order except with respect to securities which may not be held by any Client; (4) hold more than 5% of the outstanding securities of a single company without the approval of the CCO; or (5) engage in frequent trading in securities (e.g., day trading) or improper "market timing".

      D. SHORT SWING PROFITS. Access Persons may not profit from the purchase and sale or sale and purchase of the same or equivalent Reportable Securities within sixty calendar days. Nothing in this restriction shall be deemed to prohibit avoidance of loss through trading within a period shorter than sixty calendar days. This prohibition applies to all Reportable Securities, not just those held in Client accounts.

      E. GIFT POLICY. Access Persons and Supervised Persons must not give or accept gifts from any entity doing business with or on behalf of Laffer in contravention of our gift policy, as contained in our compliance procedures.

      F. CONFLICTS OF INTEREST. Access Persons must provide disinterested advice and any relevant potential personal or business conflicts of interest must be disclosed to the CCO and, where appropriate, "Chinese Wall" procedures may be utilized to avoid potential conflicts of interest. Access Persons must avoid engaging in any activity which might reflect poorly upon themselves or us or which would impair their ability to discharge their duties with respect to us and our Clients.

      G. FAIR TREATMENT. Access Persons must avoid taking any action which would favor one Client or group of Clients over another in violation of our fiduciary duties and applicable law. Access Persons must comply with relevant provisions of our compliance manuals designed to detect, prevent or mitigate such conflicts.

      H. SERVICE AS OUTSIDE DIRECTOR, TRUSTEE OR EXECUTOR. Access Persons shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the CCO following the receipt of a written request for such approval. In the event such a request is approved,
            "Chinese Wall" procedures may be utilized to avoid potential conflicts of interest. Other than by virtue of their position with Laffer or with respect to a family member, no Access Person may serve as a trustee, executor or fiduciary, absent prior approval of the CCO. Similarly, Access Persons may not serve on a creditor's committee. In appropriate circumstances the CCO may grant exemptions from this provision.

      I. FORFEITURES. Any profits derived from securities transactions in violation of paragraphs A, B, C or D, above, shall be forfeited and may be paid to one or more Clients or Reportable Funds for the benefit of the Client(s) or, if the Client is a Reportable Fund, its shareholders, if such a payment is determined by the CCO (or, in the case of a Reportable Fund, the Reportable Fund's Board of Trustees) to be appropriate under the circumstances, or to a charity determined by the CCO or the Board of Trustees, as applicable. Gifts accepted in violation of paragraph E shall be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of our Clients.

      J. REPORTING VIOLATIONS. Any Access Person or Supervised Person who believes that a violation of this Code has taken place must promptly report that violation to the CCO or to the CCO's designee. To the extent that such reports are provided to a designee, the designee shall provide periodic updates to the CCO with respect to violations reported. Access Persons and Supervised Persons may make these reports anonymously and no adverse action shall be taken against any such person making such a report in good faith.

      K.    WAIVERS.   CCO  may grant waivers of any substantive restriction  in
            appropriate  circumstances   (e.g.,   personal  hardship)  and  will
            maintain records necessary to justify such waivers.

      L. BROKERAGE ACCOUNTS. Each Access Person must disclose all brokerage accounts to the CCO. With respect to each brokerage account in which such Access Person has any direct or indirect beneficial interest, the Access Person must arrange that the broker shall mail directly to the CCO at the same time that they are mailed or furnished to the Access Person (or, to the extent practicable, sooner, when necessary to meet the periodic reporting requirements described below): (1) duplicate copies of broker trade confirmations covering each transaction in a Reportable Security in such account; and (2) duplicate copies of periodic statements with respect to the brokerage account. To the extent that such statements and confirmations are provided promptly, they may substitute, in whole or in part, for certain reports required under this Code, as discussed below.

      M. PROHIBITION ON SELF-CLEARANCE. No Supervised Person may pre-clear his or her own trades, review his or her own required reports or otherwise serve as the final point of review of his or her own actions under this Code. To the extent that the Code requires action by the CCO and the CCO also engages in personal securities transactions or other relevant activities, the CCO's responsibilities under this Code shall be carried out by the Chairman.

3.    PRE-CLEARANCE AND REPORTING PROCEDURES

      A.    PRE-CLEARANCE.   Each  Access  Person  shall  obtain  prior  written
            approval from the CCO in the form attached as Exhibit A for all personal securities transactions in Reportable Securities.

      B.    PRE-CLEARANCE EXCEPTIONS.   Pre-clearance  requirements do not apply
            to:

            (1) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

            (2) Purchases or sales of Reportable Securities (except for IPOs and Limited Offerings) which are not eligible for purchase or sale by any Client;

            (3) Purchases or sales of open-end funds, including Reportable Funds, other than ETFs;4

            (4) Purchases or sales which are non-volitional on the part of either the Access Person or the Client;

            (5) Purchases which are part of an Automatic Investment Plan or DRIP;

            (6) Purchases which are part of an automatic sales program, to the extent permitted by Rules 17j-1 and 204A-1; and

            (7) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

            Access Persons should consult the CCO if there are any questions about whether one of the exemptions listed above applies to a given transaction.

      C.    REQUIRED REPORTS.

            (1) INITIAL AND ANNUAL HOLDINGS REPORTS. Each Access Person must submit to the CCO a report in the form attached as Exhibit B:
                  (i) not later than ten (10) days after becoming an Access Person, reflecting the Access Person's holdings as of a date not more than 45 days prior to becoming an Access Person; and
                  (ii) annually, on a date selected by the CCO, as of a date not more than 45 days prior to the date the report was submitted.

                  Holdings reports must contain the following information:

                      (a)the title and type  of  security and as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership;

                      (b)the name of any broker, dealer or bank with  which  the
                         Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit. (Note that even those accounts which hold only non-Reportable Securities, must be included); and

                      (c)the date the Access Person submits the report.

                  As noted above, Access Persons are required to provide for the delivery to the CCO of duplicate brokerage statements and confirmations. Brokerage statements and confirmations containing all required information may be substituted for the Holdings Report Form if submitted timely. To the extent that these brokerage statements and confirmations collectively lack some of the information otherwise required to be reported, an Access Person may submit a holdings report containing the missing information as a supplement to the statements and confirmations.

            (2) QUARTERLY REPORTS. Within 30 days after the end of each calendar quarter, each Access Person must submit a report to the CCO covering all transactions in non-excepted Reportable Securities in the form attached as Exhibit C.

                  Transactions reports must contain the following information:

                      (a)the   date   of  the  transaction,  the  title  and  as
                         applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved;

                      (b)the nature of the  transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                      (c)the price of the security  at which the transaction was effected;

                      (d)the name of the broker, dealer  or bank with or through which the transaction was effected; and

                      (e)the date the Access Person submits the report.

                  As noted above, Access Persons are required to provide for the delivery to the CCO of duplicate brokerage statements and confirmations. Brokerage statements and confirmations containing all required information may be substituted for the attached form if submitted timely. To the extent that a brokerage statements and confirmations collectively lack some of the information otherwise required to be reported, an Access Person may submit a transactions report containing the missing information as a supplement to the statements and confirmations.

      D.    EXCEPTIONS TO REPORTING REQUIREMENTS.  The reporting requirements of
            Section 4.C. apply to all transactions in Reportable Securities other than:

            (1) transactions with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control; and

            (2) transactions effected pursuant to an Automatic Investment Plan or DRIP.

4.    CODE NOTIFICATION AND ACCESS PERSON CERTIFICATIONS

The CCO shall provide notice to all Supervised Persons of their status under this Code, and shall deliver a copy of the Code to each Supervised Person at commencement of employment and at least once per calendar year thereafter. Additionally, each Supervised Person will be provided a copy of any Code amendments. After reading the Code or amendment, each Supervised Person shall make the certification contained in Exhibit D. Certifications with respect to amendments to the Code must be returned to the CCO within a reasonably prompt time. To the extent that any Code related training sessions or seminars are held, the CCO shall keep records of such sessions and the AccessSupervised Persons attending.

5.    REVIEW OF REQUIRED CODE REPORTS

      A. Reports required to be submitted pursuant to the Code will be reviewed by the CCO or a designee on a periodic basis.

      B. Any material violation or potential material violation of the Code must be promptly reported to the CCO. The CCO will investigate any such violation or potential violation and report violations the CCO determines to be "major" to Laffer's president and/or the relevant Fund's Board of Trustees ("Board"), as appropriate, with a recommendation of such action to be taken against any individual who is determined to have violated the Code, as is necessary and appropriate to cure the violation and prevent future violations. Other violations shall be handled by the CCO in a manner he or she deems to be appropriate. However, sanctions more severe than a warning or censure must be approved by the president5 or, if relevant, the Board.5

      C. The CCO will keep a written record of all investigations in connection with any Code violations including any action taken as a result of the violation.

      D.    Sanctions  for  violations  of the Code include: verbal  or  written warnings and censures, monetary sanctions, disgorgement or dismissal. Where a particular Client has been harmed by the violative action, disgorgement may be paid directly to the Client; otherwise, monetary sanctions shall be paid to an appropriate charity determined by the president or, if violations relate to a Fund, the Board.

6.    REPORTS TO THE FUND BOARD

No less frequently than annually, the CCO shall submit to the Board a written report (1) describing any issues arising under the Code relating to a Fund since the last report to the Board, including, but not limited to, information about material violations of or waivers from the Code, and (2) certifying that the Code contains procedures reasonably necessary to prevent Access Persons from violating it. The Board shall review the Code and the operation of these policies no less frequently than annually.

The Board shall consider reports made to it pursuant to Section 6.B and determine what sanctions, if any, in addition to any forfeitures imposed pursuant to Section 3.I., should be imposed for the material violations reported. Sanctions may include, among other things, a letter of censure or suspension or termination of the employment of the violator. The Board shall also consider whether it is appropriate under the circumstances for any forfeitures imposed pursuant to Section 3.I to be paid to any affected Funds or whether a charity should be designated to receive such forfeitures.

7.    RECORDKEEPING AND REVIEW

This Code, a record of all certifications of a Supervised Person's receipt of the Code or any amendment thereto, any written prior approval for a Reportable Securities transaction given pursuant to Section 4.B. of the Code, a copy of each report by an Access Person, a record of any violation of the Code and any action taken as a result of the violation, any written report hereunder by the CCO, and lists of all persons required to make and/or review reports under the Code shall be preserved with Laffer's records, as appropriate for the periods and in the manner required by Rules 17j-1 and 204-2. To the extent appropriate and permissible, the CCO may choose to keep such records electronically.

The CCO shall review this Code and its operation annually and may determine to make amendments to the Code as a result of that review. Non-material amendments to this Code should be made no more frequently than annually and shall be distributed as described in Section 5. Material amendments to the Code may be made at any time.



EFFECTIVE DATE:  FEBRUARY 1, 2005, AS AMENDED MAY 4, 2006

Reportable Funds

Huntington Macro 100 Fund

Huntington VA Macro 100 Fund

Location of Relevant Compliance Procedures

Trading Policy
(Adviser Manual {section}7)

Proxy Voting Policy
(Adviser Manual {section}14)

Anti-Money Laundering Policy
(Adviser Manual {section}15)

Supervisory Matters (incl. Gift Policy and Outside Activities Policy) (Adviser Manual {section}16)

Insider Trading Policy
(Adviser Manual {section}18)

Privacy and Confidentiality
(Adviser Manual {section}19)

                                       Access Persons' Name(s)                                         Titles*











Supervised Persons' Name(s) (includes, in addition to all Access Persons listed above, the following): Titles



















*To the extent that any Laffer policy or procedure requires the actions of an individual serving in a particular position to be reviewed by that particular position (or require reports to be delivered to that particular position), those reports should be received or those actions reviewed by another designated person.

                            LAFFER INVESTMENTS, INC.

                PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

Access Person Name:_______________________________

Person    On    Whose    Behalf    Trade   is   Being   Done   (if   different):
_____________________________

Broker: ___________________    Brokerage             Account             Number:
________________________

Reportable Security: ________________________________
                  Company Name, Type of Security

Ticker Symbol or CUSIP:   __________

Number of Shares or Units:                 Price per Share or Unit:

Approximate Total Price:                   Buy or Sell:

I HEREBY CERTIFY THAT ALL OF THE FOLLOWING INFORMATION IS TRUE AND COMPLETE:

To the best of my knowledge, the requested transaction is consistent with the letter and spirit of the Laffer Code of Ethics and applicable law.


_______________________________________    ________________
Signature                                  Date

When signed and dated by the CCO, this authorization is approved for this transaction only and is effective for 24 hours from the time written below unless you are notified otherwise by the CCO. A record of this transaction will be kept by the CCO in confidential files.6


                                                                            a.m.
    _______________________________________ ________________ _____________  p.m.
CCO                                         Date               Time

                                   EXHIBIT B


                            LAFFER INVESTMENTS, INC.

                   INITIAL/ANNUAL SECURITIES HOLDINGS REPORT

               THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON

                WITHIN 10 DAYS OF BECOMING AN ACCESS PERSON AND

                 ON ________ OF EACH CALENDAR YEAR THEREAFTER.

The following list, which is current as of the date indicated below, accurately reflects my current personal securities holdings in which I have a direct or indirect beneficial interest:

SECURITY (INCLUDING TICKER/CUSIP AS APPLICABLE) NO. OF    SHARES PRINCIPAL    AMOUNT BROKER/DEALER OR BANK THROUGH
                                                                                         WHOM ACCOUNT IS HELD








The chart above (1) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (2) excludes personal securities holdings of securities which are not Reportable Securities, and (3) is not an admission that I have or had any direct or indirect beneficial ownership in the Reportable Securities listed above.

I have an account or accounts, over which I have direct or indirect influence or control, in which securities (including securities which are not considered Reportable Securities) which are not listed above are held for my direct or indirect benefit as of the date below with the following brokers, dealers or banks:


Dated: __________________________         Signature: ________________________






 Laffer Code: Initial/Annual Holdings Report  Effective as of: 2/1/05

                                   EXHIBIT C


                            LAFFER INVESTMENTS, INC.

              QUARTERLY TRANSACTIONS AND BROKERAGE ACCOUNT REPORT

               FOR THE CALENDAR QUARTER ENDED __________________

               THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON

           WITHIN 30 DAYS FOLLOWING THE END OF EACH CALENDAR QUARTER.

During the quarter referred to above, the following transactions were effected in Reportable Securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Laffer Code of Ethics:

SECURITY (WITH TICKER/CUSIP   DATE OF     NO. OF SHARES OR     INTEREST RATE AND    NATURE OF TRANSACTION   PRICE  EXECUTING BANK
      AS APPLICABLE)        TRANSACTION  PRINCIPAL    AMOUNT   MATURITY    DATE      (BUY, SELL, OTHER)           OR BROKER/DEALER






This report (1) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (2) excludes personal securities transactions in securities which are not Reportable Securities, and (3) is not an admission that I have or had any direct or indirect beneficial ownership in the Reportable Securities listed above.

      During the quarter referenced above, I did not establish any new accounts in which securities (including securities which are not considered Reportable Securities) were held during such quarter for my direct or indirect benefit; OR

      During the quarter referenced above, I opened the following account(s) over which I have direct or indirect influence or control and in which securities (including securities which are not considered Reportable Securities) were held for my direct or indirect benefit:

---------------------------------------------------------
|NAME OF BROKER, DEALER OR BANK|DATE ACCOUNT ESTABLISHED|
---------------------------------------------------------
|                              |                        |
---------------------------------------------------------
|                              |                        |
---------------------------------------------------------


Dated: __________________________       Signature: ________________________

* Please list any additional transactions or accounts on reverse or attach additional pages as necessary.



 Laffer Code: Quarterly Transactions Report  Effective as of: 2/1/05

                            LAFFER INVESTMENTS, INC.

                    CERTIFICATION OF RECEIPT AND COMPLIANCE

               THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON


                 WITHIN 10 DAYS OF BECOMING AN ACCESS PERSON;


                AT LEAST ONCE PER CALENDAR YEAR THEREAFTER; AND


                   UPON RECEIPT OF ANY AMENDMENT TO THE CODE.


I hereby acknowledge receipt of Laffer's current Code of Ethics (the "Code"), including any applicable amendments. I hereby certify that I (1) recently have read/re-read the Code (including any amendments thereto); (2) understand the Code; and (3) recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.




Name:       _________________________________
            (Please print or type clearly)


Signature:  _________________________________


Date:       _________________________________